Exhibit 10.4

                         EL CAPITAN, LTD. - JMJ PARTNERS
                              AMENDED AND RESTATED
                             JOINT VENTURE AGREEMENT

     This Amended and Restated Joint Venture Agreement is made and entered into as of the 24th day of January, 1997 by and between EL CAPITAN, LTD., an Arizona Corporation ("El Capitan"), a wholly owned subsidiary of Gold & Minerals Company, Inc. ("G&MC") and JMJ Partners, an Arizona Limited Liability Partnership ("JM").

                                    RECITALS

     A. El Capitan owns or has ownership rights in that certain mining property known as the Capitan property consisting of four patented mining claims on 80 acres of land in Lincoln County, New Mexico, as is more particularly described on Exhibit "A" attached hereto and made a part hereof, (the "Lincoln County properties") and certain permits, agreements and equipment connected with the use and development of such property.

     B. JMJ desires to enter into this Joint Venture Agreement with El Capitan in order to provide funds pursuant to the terms of this Agreement for the further development, financing and operation of the Lincoln County properties.

     C. The parties memorialized their agreement concerning the use, development, financing and operation of the Lincoln County properties pursuant to the terms of a Joint Venture Agreement dated January 24, 1997 and wish to amend and restate their agreements pursuant to the terms of this Agreement.

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     NOW,  THEREFORE,  FOR  AND in  consideration  of the  mutual  promises  and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, El Capitan, G&MC and JMJ agree as follows:

I. FORMATION OF THE JOINT VENTURE

     El Capitan and JMJ hereby form a Joint Venture to be known as El Capitan, Ltd.-JMJ Partners Joint Venture.

II. PURPOSE OF THE JOINT VENTURE

     The purpose of the Joint Venture shall be to further develop and operate certain processes and equipment on the Lincoln County properties in an attempt to concentrate and extract gold, silver and platinum group metals from ore deposits contained in and on the Lincoln County properties and to sell the same to refiners, processors or other third parties.

III. CONTRIBUTIONS OF THE PARTIES

     A.   CONTRIBUTION OF EL CAPITAN

          El Capitan shall contribute or allow the use of all permits, agreements, equipment, processes and know-how as are particularly described on Exhibit "B" attached hereto and made a part hereof. Notwithstanding this contribution by El Capitan, all of the Exhibit "B" assets shall remain titled in and the property of El Capitan and, neither the Joint Venture nor JMJ shall have any ownership interest therein except as is specifically provided pursuant to the terms of this Agreement.

     B.   CONTRIBUTION OF JMJ

          JMJ agrees that it shall loan to the Joint Venture the sum of $107,000.00 in order to fund the initial capital and operating costs required in order to further develop and place the Lincoln County properties in production. In addition, JMJ will contribute its

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          management  expertise and personnel as IT DEEMS  necessary in order to manage all Joint Venture operations, with the advice and assistance of El Capitan.

IV. USE, REPAYMENT AND COLLATERALIZATION OF JMJ LOAN

     A. BUDGETS. Moneys loaned to the Joint Venture by JMJ shall be used substantially in compliance with the budget and projection attached hereto as Exhibit "C", subject to the rights of the managing Joint Venture Partner, after consultation with El Capitan, to modify or change the budget and operating projections.

     B. REPAYMENT. All moneys loaned shall be repaid to JMJ out of future revenues achieved by the Joint Venture, without the payment of interest thereon, PURSUANT TO THE PROVISIONS OF ARTICLE VI BELOW and El Capitan shall have no liability for repayment of any such loans and no obligation or liability to contribute any moneys to the Joint Venture.

     C. COLLATERAL. El Capitan shall grant to JMJ a first priority UCC-1 lien against all equipment owned by El Capitan and described in Exhibit "B" which lien shall remain in place until such time as payments to JMJ from the Joint Venture revenues have fully repaid the principal amount of all loans made by JMJ.

     D. GUARANTY OF REPAYMENT. G&MC hereby guarantees repayment of any principal amounts loaned to the Joint Venture by JMJ.

V. ADDITIONAL CONSIDERATION PAYABLE TO JMJ

     In addition to the percentage of net revenues to be distributed to JMJ pursuant to the terms of this Agreement, El Capitan agrees that it shall cause 200,000 shares of stock of its parent corporation, G&MC (in the form of 40 certificates of 5,000 shares each), to be transferred and assigned to JMJ. JMJ acknowledges that these shares will be TRANSFERRED TO IT OR ITS NOMINEES BY existing shareholders and that the same may have no value and no market may exist for such shares. Further, such shares are subject to dilution and have not

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been  registered by El Capitan OR G&MC. JMJ  acknowledges  that these shares are being obtained for investment purposes only and that JMJ has done all due diligence that it deems appropriate and necessary and has HAD access to any and all information concerning G&MC, and is a sophisticated investor capable of writing off in total any of the investment it is making in the Joint Venture in the event the G&MC stock is OR BECOMES valueless. The parties acknowledge that they have been advised to obtain separate legal advice concerning Securities Law issues ARISING FROM THE TERMS OF THIS AGREEMENT.

VI. DIVISION OF REVENUES

     A. Initial Division. Until such time as JMJ has received payments equaling $428,000.00, or until the tenth anniversary of this Agreement, whichever occurs sooner, net revenues (as defined below) shall be divided and paid as follows:

          1. 25% to JMJ;

          2. 18.75% to those individuals listed on Exhibit "D" attached hereto and made a part hereof, to be paid pro rata to the Exhibit "D" individuals and entities; and,

          3.   56.25% to El Capitan.

          4. At such time as the obligations as listed on Exhibit "D" have been fully paid, the 18.75% otherwise payable to such parties shall thereafter be payable to El Capitan.

     B. SUBSEQUENT DIVISION. IN THE EVENT JMJ has received payment of $428,000.00 PRIOR TO THE TENTH ANNIVERSARY OF THE DATE HEREOF, all net revenues thereafter available to the Joint Venture shall be payable as follows:

          1.   3.6% to JMJ;

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          2.   18.75% to the  Exhibit  "D"  parties,  unless  they have  already received the full amount as set forth on Exhibit "D" IN WHICH EVENT THIS 18.75% SHALL BE PAID TO EL CAPITAN; and,

          3.   The remainder to El Capitan.

          4. At such time as the Exhibit "D" parties have been paid in full, El Capitan shall be entitled to receive 96.4% of all revenues.

          5. ALL REVENUES ACCRUING FROM THE LINCOLN COUNTY PROPERTIES ON AND AFTER JANUARY 23, 2007 SHALL BE PAID TO EL CAPITAN.

     C. NET REVENUES DEFINED. Net revenues shall be defined to be all moneys received by the Joint Venture from the operation of the Lincoln County properties, after payment of all direct costs of operations, after setting aside a reserve equal to two months of direct operating costs for the Lincoln County properties, and before any provision for payment of taxes.

     D. MONTHLY PAYMENT. Payments of net revenues as provided for in this Article shall be paid no less often than 15 days following the end of each calendar month.

VII. DESIGNATION OF MANAGING PARTNER

     Until such time as JMJ has received $428,000 of net revenues from the operations of the Joint Venture, JMJ shall be the Managing Joint Venture Partner. Following receipt by JMJ of $428,000.00, El Capitan shall thereafter be the Managing Joint Venture Partner.

VIII. AUTHORITY AND RESPONSIBILITIES OF MANAGING JOINT VENTURE PARTNER

     The Managing Joint Venture Partner shall have the following authorities and responsibilities:

     A. After full consultation with the non-managing Joint Venture Partner, to develop and adopt budgets, hire and dismiss personnel, manage all day-to-day operations, expend such funds as the Managing Joint Venture Partner deems prudent and appropriate in its business judgment, keep

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          accurate  accounting  records,  establish and maintain bank  accounts, enter into additional  contracts,  leases and other agreements for the
          operation  of  the  Lincoln  County   properties,   employ   C.P.A.'s,
          accountants, attorneys and other professionals, maintain, repair and replace all equipment, obtain and comply with all applicable permits, and to pay all taxes, except any taxes based on income to be distributed to those parties identified in Article VI.

     B. The Managing Joint Venture Partner shall provide all parties to this Agreement with reports no less often than monthly concerning operation of the Lincoln County properties and the financial results therefrom and shall account to all parties to this Agreement regarding all revenues received and available for distribution. In addition, the Managing Joint Venture Partner may take any and all other actions, even if not listed in subsection a. above as are reasonable and prudent to properly manage the business of the Joint Venture.

     C. The Managing Joint Venture Partner shall receive no management fee for its operation and management of this Joint Venture but shall be entitled to reimbursement of all direct expenses and costs incurred in fulfilling its manage- ment duties.

     D. Without the consent of the other party hereto, the Managing Joint Venture Partner may not borrow any moneys or incur obligations in excess of $200,000.00 for any single budget item during any calendar year, BUT SHALL HAVE THE AUTHORITY TO ENTER into any contracts, leases or other agreements OF ANY DURATION.

     E. The parties hereto acknowledge that so long as JMJ is the Managing Joint Venture Partner, that it will delegate management of the day-to-day operations of the Joint Venture business to Mr. Jim Dalos, President of El Capitan or such other person as the parties mutually agree on. For the first three (3) months following the execution of

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          this  Agreement,  and for so long thereafter as is necessary until the
          Joint Venture achieves a positive cash flow, the Joint Venture shall pay to Mr. Dalos a salary of $1,250.00 per week. Thereafter, any compensation to be paid to Mr. Dalos shall be the obligation of El Capitan. In addition, El Capitan and G&MC hereby agree to make available  on a full or  part-time  basis to the  Joint  Venture  B.J.
          Bouldin  and  Kent  Bouldin  and  all   compensation   paid  to  these
          individuals shall be the obligation of the Joint Venture.

IX. TERM OF AGREEMENT

     This Joint Venture Agreement shall have a term of ten (10) years at which time it shall automatically terminate and all assets of the Joint Venture (except any net revenues available for distribution) shall thereafter revert and be the sole and separate property of el Capitan.

X. REPRESENTATIONS OF EL CAPITAN

     El Capitan hereby represents and warrants to JMJ the following:

     A. El Capitan has all permits and other legal authorizations necessary in order to operate the Lincoln County properties in the manner contemplated by the parties hereto and all such authorizations and permits are valid. No violations, claims, or threats of revocations exist concerning such authorizations and permits. All such permits are attached hereto as Exhibit "E".

     B. All assets listed on Exhibit "B", including the float cell unit owned and operated by Magovitch, are in reasonable working order and are capable of operating in a manner allowing the Joint Venture to conduct its business operations.

     C. The Lincoln County properties are subject to those agreements attached hereto as Exhibit "F" and all Exhibit "F" agreements are currently in full force and effect and no claims or liabilities exist which would render such agreements to be void or voidable, or which would result

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          in liability to the Joint Venture for actions or failures to act which occurred prior to the execution of this Agreement.

     D. El Capitan has good and valid title to or enforceable assignments or rights to use all assets listed on Exhibit "B".

     E. G&MC and El Capitan hereby represent that the values in the head ore from the Lincoln County properties will, after concentration with existing available equipment, result in a concentrate containing sufficient values of precious metals to cause the concentrates to be saleable to existing precious metals refineries.

     F. JMJ hereby acknowledges that it has had full access to all information the Lincoln County properties and all items referenced on the exhibits attached hereto and has conducted all due diligence to its reasonable satisfaction concerning the representations contained herein.

XI. GOVERNING LAW

     This Agreement shall be governed by the laws of the State of Arizona.

XII. ATTORNEY'S FEES

     In the event of a dispute concerning the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees and costs.

XIII. ARBITRATION

     In the event of any dispute arising under this Agreement, the parties agree that such dispute, if it cannot be resolved BY MUTUAL AGREEMENT, shall be subject to binding arbitration by the American Arbitration Association.

XIV. REPRESENTATION BY COUNSEL

     Each party hereto acknowledges that it has retained legal counsel concerning the negotiation and documentation of this Agreement or has had the opportunity to obtain counsel. The parties further acknowledge that this document was drafted by Hal W. Mack, P.C. and each party consents to that firm's involvement and waives any conflicts of interest concerning that firm's involvement. The parties further acknowledge that the firm of Hal W. Mack, P.C. has advised them that any Securities Law issues regarding the terms and provisions of this Agreement have not been reviewed or opined by Hal W. Mack, P.C. and that the parties hereto will seek separate legal counsel concerning any Securities Law issues.

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XV. RATIFICATION AND ASSUMPTION BY EL CAPITAN

     THE PARTIES ACKNOWLEDGE THAT AT THE TIME OF THE ORIGINAL EXECUTION OF THIS JOINT VENTURE AGREEMENT EL CAPITAN WAS IN THE PROCESS OF FORMATION UNDER THE LAWS OF THE STATE OF NEW MEXICO AND THAT ITS FORMATION WAS INADVERTENTLY NEGLECTED. SUBSEQUENTLY, ON JANUARY 14, 1998, EL CAPITAN WAS INCORPORATED UNDER THE LAWS OF THE STATE OF ARIZONA AND ALL OF ITS ISSUED AND OUTSTANDING STOCK WAS AND IS ISSUED BY G&MC, EL CAPITAN HEREBY ADOPTS, RATIFIES AND CONFIRMS: A) ALL OF THE TERMS AND PROVISIONS OF THE ORIGINAL JOINT VENTURE AGREEMENT; B) ALL OF THE TERMS AND PROVISIONS OF THIS AMENDED AND RESTATED JOINT VENTURE AGREEMENT; AND C) ALL OF THE ACTIONS AND ACTIVITIES OF JMJ AS THE MANAGING JOINT VENTURE PARTNER FROM THE DATE OF THE ORIGINAL JOINT VENTURE AGREEMENT TO THE PRESENT.

XVI. ENTIRE AGREEMENT

     This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior written or oral understandings between the parties.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                           JMJ PARTNERS, L.L.P.


                                           By:
                                               ---------------------------------
                                               Joe Hohmann,
                                               Managing General Partner


                                           EL CAPITAN, LTD.


                                           By:
                                               ---------------------------------


                                           GOLD & MINERALS COMPANY, INC.


                                           By:
                                               ---------------------------------

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                                JMJ PARTNERS, LLP
                         c/o 10082 E. San Salvador Drive
                            Scottsdale, AZ 85258-5668


El Capitan-JMJ Partners Joint Venture
c/o El Capitan, Ltd.
P.O. Box 5148
Scottsdale, AZ 85261

Gentlemen:

         This letter is written to confirm the resignation of JMJ Partners, LLP as the Managing Joint Venture Partner of El Capitan-JMJ Partners Joint Venture effective as of April 3, 1997. It is JMJ's understanding that el Capitan, Ltd. will assume the duties of the Managing Joint Venture Partner.

                                           Very truly yours,

                                           JMJ PARTNERS, L.L.P.


                                           By: /s/ Joe Hohmann
                                               ---------------------------------
                                               Joe Hohmann,
                                               Managing General Partner

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